UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 10, 2010

ADINO ENERGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Montana	333-74638	82-0369233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 City West Boulevard, Suite 300 Houston, Texas 77042
(Address of principal executive offices)

(281) 209 – 9800
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On September 10, 2010, Adino Energy Corporation (“Adino” or the “Company”) completed its acquisition of all of the membership interests of PetroGreen Energy, LLC and AAC3M, L.L.C. d/b/a Petro 2000 Exploration. Adino and the shareholders of these entities agreed to the purchase in July; however, Adino and the sellers agreed to delay closing pending the completion of certain due diligence matters.

The terms of the purchase call for Adino to issue 10,000,000 shares of Adino common stock to the sellers; however, these shares will remain in escrow until Adino’s stock price closes at $0.25 or above. If this condition is not met within three years, then the sellers have the option to repurchase the assets currently within the companies for $1.00.

PetroGreen Energy currently operates 11 wells on two leases covering approximately 300 acres in Coleman County, Texas. Petro 2000 Exploration owns a drilling rig, two service rigs and associated tools and equipment, which will be used to drill and develop additional wells. The Company also acquired the operator license held by the principal of PetroGreen and Petro 2000 Exploration, Alex Perales.

Attached is a press release providing further information about this acquisition and Adino’s future plans with respect to PetroGreen and Petro 2000 Exploration.

Item 9.01                                Financial Statements and Exhibits

(d)           Exhibits

Press release dated September 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Adino Energy Corporation (Registrant)

By:	/s/ Timothy G. Byrd, Sr.
Timothy G. Byrd, Sr.
CEO

Dated:                                September 13, 2010